EXHIBIT 32.2

Certification of Principal Financial Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Wayne Allyn Root, Principal Financial Officer, and Principal Accounting Officer, of W Technologies, Inc. (the "Registrant") do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period April 30, 2008 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

 (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:  June 11, 2008

By:  /s/ Wayne Allyn Root

                                          Wayne Allyn Root

                                          Chief Executive Officer and

                                          Principal Accounting Officer

 * A signed original of this written statement required by Section 906 has been provided to W Technologies, Inc. and will be retained by W Technologies, Inc. and furnished to the Securities Exchange Commission or its staff upon request.